Exhibit 3.2

BY-LAWS

OF

INTERLINK ELECTRONICS, INC.

ARTICLE I

OFFICES

SECTION 1.1 Registered Office. The registered office of Interlink Electronics, Inc. (the “Corporation”) in the State of Nevada shall be at 88 South “E” Street, Virginia City, Nevada 89440. The name of the registered agent of the Corporation at that address is XL Corporate Services, Inc.

SECTION 1.2 Principal Office. The principal office for the transaction of the business of the Corporation shall be at 546 Flynn Road, Camarillo, California, 93012. The Board of Directors (the “Board”) is hereby granted full power and authority to change said principal office from one location to another.

SECTION 1.3 Other Offices. The Corporation may also have an office or offices at such other place or places, either within or without the State of Nevada, as the Board may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.1 Annual Meetings. Annual meetings of the stockholders of the Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings shall be held at such place, time and date as the Board shall determine by resolution.

SECTION 2.2 Special Meetings. Special meetings of the stockholders for any purpose or purposes may be called by the Board or a committee of the Board which has been duly designated by the Board and whose powers and authority, as provided in a resolution of the Board or in these Bylaws, include the power to call such meetings. Special meetings of the stockholders for any purpose or purposes may also be called by any shareholder or group of shareholders who own and have the right to vote more than twenty five percent (25%) of the issued and outstanding securities of the Company.  Unless otherwise prescribed by statute or by the Certificate of Incorporation, special meetings may not be called by any other person or persons. No business may be transacted at any special meeting of stockholders other than such business as may be designated in the notice calling such meeting.

SECTION 2.3 Place of Meetings. All meetings of the stockholders shall be held at such places, within or without the State of Nevada, as may from time to time be designated by the person or persons calling the respective meeting and specified in the respective notices or waivers of notice thereof.

SECTION 2.4 Notice of Meetings. Except as otherwise required by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to him at his post office address furnished by him to the Secretary of the Corporation for such purpose or, if he shall not have furnished to the Secretary the address for such purpose, then at his post office address last known to the Secretary, or by transmitting a notice thereof to him at such address by telegraph, cable or telecopier. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the place, date and hour of the meeting, and, in the case of a special meeting, shall also state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Except as otherwise expressly required by law, notice of any adjourned meeting of the stockholders need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

SECTION 2.5 Quorum. Except as provided by law, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time. At any such adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.

SECTION 2.6 Voting.

(a) Each stockholder shall, at each meeting of the stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

(i) on the date fixed pursuant to Section 6.5 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

(ii) if no such record date shall have been so fixed, then (A) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (B) if notice of the meeting shall be waived, at the close of business on the day preceding the day on which the meeting shall be held.

(b) Shares of stock of the Corporation belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the laws of the State of Nevada.

(c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority of the shares present in person or by proxy and entitled to vote thereat and thereon. The vote at any meeting of the stockholders on any question need not be by ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

SECTION 2.7 List of Stockholders. The Secretary of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, at the offices of the Company or at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the duration thereof, and may be inspected by any stockholder who is present.

SECTION 2.8 Inspector of Election. If at any meeting of the stockholders a vote by written ballot shall be taken on any question, the Board or the chairman of such meeting may appoint an Inspector of Election to act with respect to such vote. The Inspector of Election so appointed shall first subscribe an oath faithfully to execute the duties of an inspector of election at such meeting with strict impartiality and according to the best of his ability. Such Inspector of Election shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the Inspector of Election shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The Inspector of Election need not be a stockholder of the Corporation, and any officer or director of the Corporation may be an Inspector of Election on any question other than a vote for or against a proposal in which he shall have a material interest.

SECTION 2.9 Conduct of Meeting. The chairman of a meeting of the stockholders, as determined pursuant to Article IV of these Bylaws, shall conduct such meeting in a businesslike and fair manner, but shall not be obligated to follow any technical, formal or parliamentary rules or principles of procedure. The chairman’s ruling on procedural matters shall be conclusive and binding on all stockholders, unless at the time of a ruling a request for a vote is made to the stockholders entitled to vote and represented in person or by proxy at the meeting, in which case the decision of a majority of such shares shall be conclusive and binding on all stockholders. Without limiting the generality of the foregoing, the chairman shall have all of the powers usually vested in the chairman of a meeting of stockholders.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.1 General Powers. The property, business and affairs of the Corporation shall be managed by the Board.

SECTION 3.2 Number, Qualifications and Term of Office. The authorized number of directors shall be no less than 1 and no more than 9, with the exact number to be determined from time to time by a resolution adopted by a majority of the Board or by the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation. The initial number of authorized directors shall be three (3). Each director shall be a natural person not less than twenty-one (21) years of age but need not be a resident of Nevada or a shareholder of the Corporation. Each of the directors of the Corporation shall hold office until his successor shall have been duly elected and shall qualify or until he shall resign or shall have been removed in the manner provided herein or at law.

SECTION 3.3 Election of Directors. The directors shall be elected by the stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto, including any provisions for cumulative voting.

SECTION 3.4 Resignation. Any director of the Corporation may resign at any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3.5 Removal. All or any number of the directors may, subject to any agreement among stockholders of the Corporation, be removed with cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors and otherwise as provided by applicable law.

SECTION 3.6 Vacancies. Except as otherwise provided in the Certificate of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed in the manner hereinafter provided.

SECTION 3.7 Place of Meeting and Telephone Meetings. The Board may hold any of its meetings at such place or places within or without the State of Nevada as the Board may from time to time by resolution designate or as shall be designated by the person or persons calling the meeting or in the notice of a waiver of notice of any such meeting. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

SECTION 3.8 Annual Meeting. The Board shall meet as soon as practicable after each annual election of directors and notice of such first meeting shall not be required.

SECTION 3.9 Regular Meetings. Regular meetings of the Board may be held at such times as the Board shall from time to time by resolution determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same hour and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

SECTION 3.10 Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the Chief Executive Officer, and shall be called by the Chairman, Chief Executive Officer, Secretary on the written request of two directors. Notice of all special meetings of the Board shall be given to each director:

(a) by first-class mail, postage prepaid, deposited in the United States mail in the city where the principal executive office of the Corporation is located at least five (5) days before the date of such meeting; or

(b) by personal delivery or telecopier or e-mail or orally in person or by telephone, at least twenty-four (24) hours prior to the time of holding such meeting.

Notice given in accordance with paragraph (a) above shall conclusively be deemed to be given to a director if addressed to the director at the address the person giving the notice has reason to believe will result in actual notice to the director prior to the time of the meeting. Notice given in accordance with paragraph (b) above shall conclusively be deemed to be given to a director if delivered in writing or communicated orally either to the director or to a person whom the person giving the notice has reason to believe will deliver or communicate it to the director prior to the time of the meeting.  Notice given in accordance with paragraph (a) or (b) above shall conclusively be deemed given to a director if mailed or delivered to the last address provided by the director to the Secretary of the Corporation for such purpose. The notice need not specify the purpose of the meeting, nor need it specify the place of the meeting if the meeting is to be held at the principal executive office of the Corporation.

Such notice may be waived by any director at any time.  Any meeting shall be a legal meeting without notice having been given if all the directors shall be present thereat or those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign the approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the Corporation’s records or be made a part of the minutes of the meeting.

SECTION 3.11 Quorum and Manner of Acting. Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, the presence of a majority of the total number of directors then in office shall be required to constitute a quorum for the transaction of business at any meeting of the Board.  Except as otherwise provided in the Certificate of Incorporation or these Bylaws or by law, all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. Except as otherwise provided in the Certificate of Incorporation, these Bylaws or by law, a meeting at which there is a quorum initially present may continue to transact business notwithstanding the withdrawal of a director, so long as any action taken is approved by at least a majority of the required quorum for such meeting. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present.  Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

SECTION 3.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee, if any.

SECTION 3.13 Compensation. The directors shall receive only such compensation for their services as directors as may be allowed by resolution of the Board. The Board may also provide that the Corporation shall reimburse each such director for any expense incurred by him on account of his attendance at any meetings of the Board or committees of the Board. Neither the payment of such compensation nor the reimbursement of such expenses shall be construed to preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving compensation therefor.

SECTION 3.14 Committees. The Board may, by resolution passed by a majority of the Board, designate one or more other committees, each such committee to consist of one or more of the directors of the Corporation. To the full extent permitted by law, any such committee shall have and may exercise such powers and authority as the Board may designate in such resolution.  Vacancies in the membership of a committee shall be filled by the Board at a regular meeting or a special meeting for that purpose. Any such committee shall keep written minutes of its meetings and report the same to the Board when required. The provisions of Sections 3.8, 3.9, 3.10 and 3.11 of these Bylaws shall apply, mutatis mutandis, to any such committee of the Board.

SECTION 3.15 Rights of Inspection. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

SECTION 3.16 Limits on Liability. A director shall not be held personally liable for monetary damages for any action he or she has taken or any failure to take action, unless (a) the director has breached or failed to perform the duties of his office as defined by Nevada law, and (b) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provision of this Section 3.16, however, shall not apply to (i) the responsibility or liability of a director pursuant to a criminal statute, or (ii) the liability of a director for the payment of taxes pursuant to local, state or federal law.

ARTICLE IV

OFFICERS

SECTION 4.1 Officers. The officers of the Corporation shall be elected by the Board and may consist of: a Chairman of the Board, a Chief Executive Officer, a President, a Chief Operating Officer, a Chief Financial Officer and a Treasurer, Secretary and Controller and such other officers and agents with such titles and such duties as the Board may from time to time determine, each to have such authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided. The Chairman of the Board shall be elected from among the directors. One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

SECTION 4.2 Removal; Vacancies. Subject to the express provisions of a contract authorized by the Board, any officer may be removed, either with or without cause, at any time by the Board or by any officer upon whom such power of removal may be conferred by the Board. Any vacancy occurring in any office of the Corporation shall be filled by the Board.

SECTION 4.3 Chairman of the Board. The directors of the Corporation shall elect from their own number a chairman of the Board, who may or may not be an officer of the Corporation. The Chairman of the Board shall preside at all meetings of the shareholders and of the directors and shall have such other powers and duties as are provided in these By-laws and as may be prescribed from time to time by the Board of Directors or by applicable law. He shall be an ex- officio member of standing committees, if so provided in the resolutions of the Board appointing the members of such committees. If there is no Chief Executive Officer, the Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.4. The Chairman of the Board shall be an officer of the Corporation, subject to the control of the Board, and shall report directly to the Board.

SECTION 4.4 Chief Executive Officer. The Chief Executive Officer, subject to the control of the Board, shall have general supervision, control and management of the business and affairs of the Corporation, and general charge and supervision of all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; in general shall exercise all powers and perform all duties usually vested in the office of chief executive officer of a corporation; and shall have such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by these Bylaws or applicable law. The Chief Executive Officer may execute and deliver in the name of the Corporation all deeds, mortgages, bonds, contracts and other instruments, except where required by law or these Bylaws to be otherwise executed and delivered or when such execution and delivery shall be expressly delegated by him or the Board to some other officer or agent of the Corporation. In the absence of the Chairman of the Board, or if there is none, the Chief Executive Officer shall preside at all meetings of the stockholders and, if he is a director, the Board. He shall be an ex-officio member of all the standing committees, including the executive committee, if any.

SECTION 4.5 President. Subject to such supervisory powers, if any, as may be given by the Board or these Bylaws to the Chief Executive Officer or the Chairman of the Board, if there are such officers, the President shall, subject to the control of the Board, have the powers and duties prescribed for the President by the Chief Executive Officer or these Bylaws. In the absence of the Chairman of the Board and the Chief Executive Officer, or if there are none, the

President shall preside at all meetings of the stockholders and, if he is a director, the Board. If there is no Chief Executive Officer, the President shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 4.5.

SECTION4.6 Chief Operating Officer.  The Chief Operating Officer shall perform such senior duties in connection with the operations of the Corporation as the Board or the Chief Executive Officer shall from time to time determine, and shall report directly to the Chief Executive Officer. The Chief Operating Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as may be agreed with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.7 Chief Financial Officer.  The Chief Financial Officer shall perform all the powers and duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine. The Chief Financial Officer shall report directly to the Chief Executive Officer.

SECTION 4.8 Vice Presidents. Any Vice President shall have such powers and duties as shall be prescribed by his superior officer or the Board.  A Vice President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.  A Vice President need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

SECTION 4.9 Treasurer.  The Treasurer, if one shall have been elected, shall supervise and be responsible for all the funds and securities of the Corporation; the deposit of all moneys and other valuables to the credit of the Corporation in depositories of the Corporation; borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party; the disbursement of funds of the Corporation and the investment of its funds; and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.10 Secretary. It shall be the duty of the Secretary to act as secretary at all meetings of the Board, of the committees of the Board and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; the Secretary shall have charge of the books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and in general shall perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as he may agree with the Chief Executive Officer or as the Board may from time to time determine.

SECTION 4.11 Assistants. Any Assistant Treasurers, Assistant Controllers and Assistant Secretaries shall perform such duties as shall be assigned to them by the Board or by the Treasurer, Controller or Secretary, respectively, or by the Chief Executive Officer. An Assistant Treasurer, Assistant Controller or Assistant Secretary need not be an officer of the Corporation and shall not be deemed an officer of the Corporation unless elected by the Board.

.SECTION 4.12  Additional Matters. The Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer of the Corporation shall have the authority to designate employees of the Corporation to have the title of Vice President, Assistant Vice President, Assistant Treasurer, Assistant Controller or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the officer making such designation. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation unless elected by the Board.

ARTICLE V

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

SECTION 5.1 Right to Indemnification.  Each person (hereinafter in this Article V, a “Covered Person”) who was or is made a party to or is threatened to be made a party to or is otherwise subpoenaed in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter in this Article V, a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director (or a member of any committee) or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director (or a member of a committee of a board of directors), officer, employee, trustee, manager or agent of any other corporation or of any partnership, joint venture, limited liability company, trust or other enterprise including without limitation service with respect to any employee benefit plan or trust or any charitable foundation (hereinafter in this Article V, “another entity”), and who satisfies the applicable standard of conduct set forth in the Nevada Revised Statutes or other applicable law, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Nevada Revised Statutes as the same exists or may hereafter be amended, against all expenses, judgments, fines and amounts paid in settlement (including, without limitation, attorneys’ fees and disbursements, ERISA excise taxes, penalties or interest related to any such obligations actually and reasonably incurred by the Covered Person in connection therewith), and such indemnification shall continue as to a Covered Person who has ceased to be a director or officer of the Company and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Company shall not be obligated to indemnify any Covered Person for expenses incurred in connection with proceedings initiated or brought voluntarily by the Covered Person and not by way of defense, counterclaim or crossclaim, except (i) proceedings to enforce or interpret any rights of the Covered Person to indemnification or advancement of expenses, other than proceedings determined to have been frivolous or in bad faith, (ii) in specific cases if the board of directors of the Company has approved the initiation or bringing of the proceeding, and (iii) as may be required by law.

SECTION 5.2 Advancement of Expenses.  The Company shall advance all expenses (including attorneys’ fees and disbursements) incurred by a Covered Person in defending or responding to any proceeding to which such person is a party or is threatened to be made a party or is otherwise subpoenaed in connection with, by reason of the fact that such Covered Person (or the person of whom he or she is the legal representative) is or was an officer or a director (or a member of any committee) of the Company or any of its subsidiaries or is or was serving at the request of the Company as a director (or a member of a committee of a board of directors), officer, employee, trustee, manager or agent of another entity upon receipt by the Company of an undertaking by such Covered Person, in form and substance satisfactory to the Company, to repay such amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company for such expenses under Article Seventh of the Restated Certificate of Incorporation, Article V of these Bylaws or otherwise.

SECTION 5.3  Claims. If a claim for indemnification or advancement of expenses under Article Seventh of the Restated Certificate of Incorporation or this Article V is not paid in full by or on behalf of the Company within 10 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and shall be entitled to be paid by the Company an additional amount equal to the expense of prosecuting such claim to the fullest extent permitted by Section 5.1 of these Bylaws and applicable law. In any such action the Company shall have the burden of proving that the Covered Person was not entitled to the requested indemnification or payment of expenses under applicable law.  Neither the failure of the Company (including its board or independent legal counsel) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Company (including its board, its independent legal counsel and its stockholders) that such Covered Person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such Covered Person is not so entitled.

SECTION 5.4  Nonexclusivity of Rights; Purchase of Insurance.

(a) The rights conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, the Restated

Certificate of Incorporation, these Bylaws, any agreement, any vote of stockholders or disinterested directors or otherwise.  Any amendment or repeal of any provision of this Article V shall not limit the right of any person to indemnity or advancement of expenses with respect to actions taken or omitted to be taken by such person prior to such amendment or repeal.

(b)      The Company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company or any of its subsidiaries, or is or was serving at the request of the Company as a director, officer, employee, trustee, manager or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Company would have the power to indemnify such person against such liability under the provisions of the Nevada Revised Statutes.

SECTION 5.5   Provisions Deemed a Contract.  The provisions of Article Seventh of the Restated Certificate of Incorporation and this Article V shall constitute a contract between the Company, on the one hand, and each director and officer of the Company or any of its subsidiaries who serves in such capacity at any time while either of Article Seventh of the Restated Certificate of Incorporation and this Article V is in effect and any other person entitled to indemnification hereunder, on the other hand, pursuant to which the Company and each such Covered Person intend to be, and shall be, legally bound.

SECTION 5.6  Conclusive Presumption.  For purposes of this Article V, any director or officer of the Company serving in any capacity (a) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Company or (b) any employee benefit plan or trust of the Company or any corporation referred to in clause (a), shall in either case be conclusively presumed to be doing so at the request of the Company.

SECTION 5.7  Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify each director or officer of the Company or any of its subsidiaries as to costs, charges and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Company or any of its subsidiaries, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.”

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 6.1 Certificates for Stock. Every owner of stock of the Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman or Chief Executive Officer or President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any of or all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the shares represented by such certificates, the number and class of shares represented by such certificates, respectively, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.4.

SECTION 6.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made on the books of the Corporation by the registered holder thereof, or by his attorney thereupon authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or transfer agent appointed as provided in Section 6.3, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

SECTION 6.3 Transfer Agent. The Board may make such rules and regulations as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. The Board may also from time to time appoint one or more transfer agents and one or more registrars for the shares of the corporation, with such powers and duties as the Board of Directors shall determine by resolution.

SECTION 6.4 Lost, Stolen, Destroyed and Mutilated Certificates. In any case of loss, theft, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board, the Chief Executive Officer, or the President may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the Board, the Chief Executive Officer, or the President, it is proper so do to.

SECTION 6.5 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

ARTICLE VII

CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

SECTION 7.1 Checks, Drafts, Etc. All checks, drafts or other orders for payment of money, notes or other evidence of indebtedness payable by the Corporation shall be signed by the Chief Executive Officer, the President, the Treasurer, and/or by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board.

SECTION 7.2 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select, or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, the Chief Executive Officer, the President, any Vice President or the Treasurer (or any other officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation who shall from time to time be determined by the Board) may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the Corporation.

SECTION 7.3 General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney or attorneys of the Corporation to whom such power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

ARTICLE VIII

APPROVAL OF INSIDER TRANSACTIONS

SECTION 8.1 Any transaction, agreement or understanding between the Corporation or any of its subsidiaries and any of the officers and directors of the Corporation, or any entity in which such officer or director has a material financial interest, which is material to the business of the Corporation, or the applicable subsidiary, must be approved by a majority of the directors of the Corporation who have no interest in such transaction, agreement or understanding. The interested director may be present at the meeting, if any, at which such transaction, agreement or underwriting is approved.

ARTICLE IX

MISCELLANEOUS

SECTION 9.1 Seal. The Board shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that the Corporation was incorporated in the State of Nevada and the year of incorporation.

SECTION 9.2 Waiver of Notices. Whenever notice is required to be given by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice orally or in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

SECTION 9.3 Amendments. Subject to the provisions of the Certificate of Incorporation, these Bylaws and applicable law, these Bylaws or any of them may be amended or repealed and new Bylaws may be adopted (a) by the Board, by vote of a majority of the number of directors then in office or (b) by the vote of the holders of not less than a majority of the total voting power of all outstanding shares of voting stock of the Corporation at an annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, repeal or adoption is given in the notice of special meeting. Subject to the provisions of the Certificate of Incorporation, any Bylaws adopted or amended by the stockholders may be amended or repealed by the Board or the stockholders.

SECTION 9.4 Voting Stock. Unless otherwise ordered by the Board, the Chief Executive Officer shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meeting of the stockholders of any corporation in which the Corporation may hold stock and at any such meeting shall possess and may exercise any and all rights and powers which are incident to the ownership of such stock and which as the owner thereof the Corporation might have possessed and exercised if present. The Board by resolution from time to time may confer like powers upon any other person or persons.

SECTION 9.5. Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, invalid, illegal or otherwise ineffective shall not affect or invalidate any other provision of these Bylaws.

SECTION 9.6 Evidence Of Authority.  A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, directors, any committee or any officer or representative of the corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

CERTIFICATE OF SECRETARY

I, the undersigned, hereby certify that:

1.             I am the duly elected, qualified and acting Secretary of Interlink Electronics, Inc., a Nevada corporation.

2.             The foregoing By-Laws of said corporation were duly adopted as the By-Laws thereof by a Written Consent of the Board of Directors of said corporation, of even date herewith, and that the same do now constitute the By-Laws of said corporation.

Executed as of June 29, 2012.

/s/ Steven N. Bronson
Steven N. Bronson, Secretary